As filed with the Securities and Exchange Commission on June 6, 2013

Registration No. 333-184087

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SERVICE CORPORATION INTERNATIONAL
(Exact Name of Registrant as Specified in its Charter)

Texas	74-1488375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory T. Sangalis
Senior Vice President, General Counsel
and Secretary
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Jonathan DeSantis, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-0000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Senior Debt Securities	(1)	(1)	(1)	(2)
Guarantees of Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement No. 333-184087 (the “Registration Statement”) is filed by Service Corporation International to add guarantees of debt securities by the registrant as a class of securities registered on the Registration Statement.

Prospectus
Service Corporation International
Debt Securities
Guarantees of Debt Securities

We may offer and sell from time to time our debt securities and/or our guarantees of debt securities issued by one or more of our subsidiaries in one or more offerings pursuant to this prospectus.  The debt securities may consist of debentures, notes or other types of debt.  The guarantees of debt securities may consist of guarantees of debentures, notes or other types of debt issued by one or more of our subsidiaries.

We will provide the specific terms and manner of any offering in a supplement to this prospectus.  Any prospectus supplement may add, update, or change information contained in this prospectus.  You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated in this prospectus or the applicable prospectus supplement before you purchase any of the securities offered hereby.

The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.  Our net proceeds from the sale of our securities also will be described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “SCI.”  Unless we state otherwise in a prospectus supplement, we will not list any securities sold by us under this prospectus and any prospectus supplement on any securities exchange.

Investing in these securities involves certain risks.  You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest.  See “Risk Factors” on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 6, 2013.

Table of Contents

Page

About this prospectus	ii
Our company	1
Risk factors	1
Forward-looking statements	1
Use of proceeds	2
Ratio of earnings to fixed charges	3
Description of debt securities	3
Description of guarantees of debt securities	3
Plan of distribution	3
Legal matters	3
Experts	3
Where you can find more information	4
Incorporation of certain information by reference	4

i

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.  Under this shelf process, we may offer and sell our securities from time to time in one or more offerings.

This prospectus provides you with a general description of the debt securities and guarantees of debt securities we may offer.  Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may add, update, or change information contained in this prospectus.  You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the heading “Where you can find more information” and “Incorporation of certain information by reference.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.”  The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date thereof as set forth on their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our debt securities and/or our guarantees of debt securities.  Our business, financial condition, results of operations, and prospects may have changed since those dates.  You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference into this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.

In this prospectus, the terms “SCI,” the “Company,” “we,” “our,” and, “us” refer to Service Corporation International and its subsidiaries, unless otherwise specified.

ii

Our company

Service Corporation International (SCI) is North America’s largest provider of deathcare products and services, with a network of funeral homes and cemeteries unequalled in geographic scale and reach.  At March 31, 2013, we operated 1,437 funeral service locations and 374 cemeteries (including 213 combination locations) in North America, which are geographically diversified across 43 states, eight Canadian provinces and the District of Columbia.  Our funeral segment also includes the operations of 12 funeral homes in Germany that we intend to exit when economic values and conditions are conducive to a sale.  Our funeral service and cemetery operations consist of funeral service locations, cemeteries, funeral service/cemetery combination locations, crematoria, and related businesses.  We sell cemetery property and funeral and cemetery products and services at the time of need and on a preneed basis.

We were incorporated in Texas in July of 1962.  Our principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019.  Our telephone number at that address is (713) 522-5141.  Our website is located at www.sci-corp.com.  Other than as described in “Where you can find more information” and “Incorporation of certain information by reference” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement.  Our website address is included as an inactive textual reference only.

Risk factors

Investing in our securities involves a high degree of risk.  Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 on file with the SEC, as updated by our subsequent quarterly reports on Form 10-Q and certain other filings we make with the SEC, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.  Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Forward-looking statements

This prospectus and the documents incorporated by reference into this prospectus contain statements that are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes.  These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf.  Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.

•	We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

•	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

•	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

•	If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.

•	The funeral home and cemetery industry continues to be increasingly competitive.

1

•
Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.

•	The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.

•	Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.

•	Unfavorable publicity could affect our reputation and business.

•	If the number of deaths in our markets declines, our cash flows and revenues may decrease.

•	The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.

•	Our funeral home and cemetery businesses are high fixed-cost businesses.

•	Regulation and compliance could have a material adverse impact on our financial results.

•	Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.

•	Cemetery burial practice claims could have a material adverse impact on our financial results.

•	A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.

•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments and/or other intangible assets.

Other factors are discussed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC.  We also may include or incorporate by reference in each prospectus supplement additional important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements.  You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference.  While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise.

Use of proceeds

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from sales of our securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions, and repurchases of our securities.  Pending these uses, the net proceeds may also be temporarily invested in short-term securities.  Any specific allocations of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

2

Ratio of earnings to fixed charges

The following table sets forth our ratios of earnings to fixed charges for the periods indicated.  This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Three months ended March 31,		Twelve months ended December 31,
2013	2012	2012	2011	2010	2009	2008
3.70	3.01	2.72	2.60	2.62	2.47	2.15

For the purposes of the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations before adjustment for minority interest, plus fixed charges and the amortization of capitalized interest less interest capitalized.  Fixed charges consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs, capitalized interest, and one-third of rental expense, which we deem to be a reasonable estimate of the portion of our rental expense that is attributable to interest.

Description of debt securities

The debt securities covered by this prospectus will be issued under our Senior Indenture dated February 1, 1993, as amended and supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (the “indenture”), a copy of which has been incorporated into the registration statement of which this prospectus is a part.  The particular terms of the debt securities offered will be outlined in a prospectus supplement.  The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions of the indenture and any applicable supplemental indenture.

Description of guarantees of debt securities

The guarantees of debt securities covered by this prospectus will consist of our guarantees for the benefit of holders of specified debt securities issued by one or more of our subsidiaries.  The particular terms of the guarantees will be outlined in a prospectus supplement.  The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions of the applicable supplemental indenture or other instrument pursuant to which the guarantee is issued.

Plan of distribution

We may offer and sell these securities through one or more underwriters, dealers or agents, or directly to one or more purchasers, or through a combination of any of these methods of sale.  We will provide the specific plan of distribution for any securities to be offered in a prospectus supplement.

Legal matters

The validity of securities offered hereby will be passed upon for us by Gregory T. Sangalis, our General Counsel, and by Shearman & Sterling LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Gregory T. Sangalis is paid a salary by our company and participates in various employee benefit plans offered by us, including equity based plans.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3

Where you can find more information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Through our website at www.sci-corp.com, you may access, free of charge, our filings, shortly after we electronically file them with or furnish them to the SEC.  Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement.  You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended, or the Securities Act.  This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules.  You may obtain the registration statement and exhibits to the registration statement in any manner noted above.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus.  Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2012 (including those sections incorporated by reference from our Proxy Statement filed March 28, 2013).

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013.

•	Current Reports on Form 8-K filed with the SEC on May 13, 2013, May 29, 2013 (two reports) and May 30, 2013.

•
All documents filed by us in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities registered under this prospectus or any accompanying prospectus supplement are sold, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules.

You may obtain a copy of these filings at no cost, by writing or telephoning us as follows:

Service Corporation International
Attention: General Counsel
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

4

Part II

Information not required in prospectus

Item 14.  Other expenses of issuance and distribution.

The following table sets forth the estimated expenses (other than the underwriting discount) payable by the registrant in connection with the offering described in the registration statement.  All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC Registration fee	$(1)
Accountants’ fees and expenses	(2)
Legal fees and Expenses	(2)
Printing and engraving expenses	(2)
Rating agency fees	(2)
Transfer agent fees	(2)
Trustee fees and expenses	(2)
Miscellaneous fees	(2)
Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457I under the Securities Act and will be paid at the time of any particular offering of securities under this registration statement.
(2)
Estimated expenses are not presently known.  The foregoing sets forth the general categories of expenses (other than the underwriting discount) that we anticipate we will incur in connection with the offering of securities under this registration statement.  An estimate of the aggregate expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15.  Indemnification of directors and officers.

Service Corporation International is a Texas corporation.  Chapter 8 of the Texas Business Organization Code (the “TBOC”) provides that a corporation may indemnify any director or officer who was, is, or is threatened to be made a respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

Under the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Company’s directors will be limited to the fullest extent permitted by any such provision.

The Company’s Bylaws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities, and expenses incurred by reason of their positions with the registrant or such other business organizations.  The Company also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Act”).  In addition, the Company has an Indemnification Agreement with each of its directors and officers providing for the indemnification of each such person to the fullest extent permitted by Texas law.

Item 16.  Exhibits

Exhibit number		Exhibit
1.1	*	Form of Underwriting Agreement

4.1
Indenture dated as of February 1, 1993, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763))

4.2	*	Form of Debt Securities

4.3	*	Form of Guarantee of Debt Securities

5.1		Opinion of Shearman & Sterling LLP

5.2		Opinion of Gregory T. Sangalis

12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 13, 2013, and Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on April 25, 2013 (File No. 001-06402))

23.1		Consent of Shearman & Sterling LLP (contained in Exhibit 5.1)

23.2		Consent of Gregory T. Sangalis (contained in Exhibit 5.2)

23.3		Consent of PricewaterhouseCoopers LLP

24.1		Power of Attorney (included on signature page)

25.1		T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture

*	To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of securities.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to this section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the sixth day of June, 2013.

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Gregory T. Sangalis
	Name:	Gregory T. Sangalis
	Title:	Senior Vice President, General Counsel and Secretary

Signature	Title	Date

/s/ *
R. L Waltrip	Chairman of the Board	June 6, 2013

/s/ *
Thomas L. Ryan	President, Chief Executive Officer, and Director	June 6, 2013
(Principal Executive Officer)

/s/ *
Eric D. Tanzberger	Senior Vice President, Chief Financial	June 6, 2013
Officer, and Treasurer
(Principal Financial Officer)
/s/ *
Tammy R. Moore	Vice President and Corporate Controller	June 6, 2013
(Chief Accounting Officer)

/s/ *
Alan R. Buckwalter, III	Director	June 6, 2013

/s/ *
Anthony L. Coelho	Director	June 6, 2013

/s/ *
Malcolm Gillis	Director	June 6, 2013

/s/ *
Victor L. Lund	Director	June 6, 2013

/s/ *
John W. Mecom, Jr.	Director	June 6, 2013

/s/ *
Clifton H. Morris, Jr.	Director	June 6, 2013

/s/ *
W. Blair Waltrip	Director	June 6, 2013

/s/ *
Marcus A. Watts	Director	June 6, 2013

/s/ *
Edward E. Williams	Director	June 6, 2013

*By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis, Attorney-in-Fact

Exhibit index

Exhibit number		Exhibit
1.1	*	Form of Underwriting Agreement

4.1
Indenture dated as of February 1, 1993, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763))

4.2	*	Form of Debt Securities

4.3	*	Form of Guarantee of Debt Securities

5.1		Opinion of Shearman & Sterling LLP

5.2		Opinion of Gregory T. Sangalis

12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 13, 2013, and Exhibit 12.1 to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on April 25, 2013 (File No. 001-06402))

23.1		Consent of Shearman & Sterling LLP (contained in Exhibit 5.1)

23.2		Consent of Gregory T. Sangalis (contained in Exhibit 5.2)

23.3		Consent of PricewaterhouseCoopers LLP

24.1		Power of Attorney (included on signature page)

25.1		T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture

*	To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of securities.